As filed with the Securities and Exchange Commission on January ____, 2012        Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Applied Minerals, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or jurisdiction of incorporation or organization)

82-0096527
(I.R.S. Employer Identification No.)

110 Greene Street, Suite 1101
New York, NY 10012
(800) 356-6463
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher T. Carney
Applied Minerals, Inc.
110 Greene Street, Suite 1101
New York, NY 10012
Phone Number: (800) 356-6463
Fax Number: (917) 591-6397
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Gleeson, Esq.
Applied Minerals, Inc.
110 Greene Street, Suite 1101
New York, NY 10012
Phone Number: (800) 356-6463
Fax Number: (917) 591-6397

Approximate date of proposed sale to the public: From time to time, after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Security(1)		Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)(2)
Common Stock, par value $0.001 per share(3)	10,000,000	$1.41	(2)	$14,100,000	$1,616
Common stock issuable upon exercise of Warrants(3)	5,000,000	$2.00	(3)	$10,000,000	$1,146
Warrants	-----	-----		-----	-----	(4)
TOTAL	-----	-----		$24,100,000	$2,762

(1)
In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable on (a) the exercise of warrants as a result of antidilution provisions or (b) on then already issued shares as a result of stock splits, stock dividends or similar transactions, which occur during this offering.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act based on the average of the high and low quotations of our common stock, as reported on the OTCBB quotation service on January 19, 2012.

(3)	Exercise price of Warrants. Used for calculation of fee pursuant to Rule 457(g).

(4)	No fee pursuant to Rule 457(g).

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

Applied Minerals, Inc.

This prospectus relates to the offer and sale, from time to time, by selling stockholders of up to 10,000,000 already outstanding shares (“Outstanding Shares”) of our common stock, $0.001 par value (“Common Stock”).

It also relates to the offer by the selling stockholders, and to the extent the Warrants are not exercised by the selling stockholders, the sale by the selling stockholders, from time to time of up to 5,000,000 warrants (“Warrants”), each of which gives the holder the right to purchase one share of Common Stock at $2.00 per share.

It also relates to the sale of up to 5,000,000 shares of our common stock issuable upon exercise of the outstanding Warrants (“Warrant Shares”), either by the selling stockholder to the extent that the selling stockholders exercise the Warrants or by us, to the extent the Warrants are not exercised by the selling stockholders before sale under this prospectus.  The Common Stock, Warrants, and Warrant Shares are referred to collectively as the “Securities.”

The sellers, other than us, are referenced throughout this prospectus as “selling stockholders.” The term “selling stockholders,” as used herein, includes donees, pledgees, transferees or other successors-in-interest selling Securities or interests in Securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.  The selling stockholders may sell all or any portion of their Securities in one or more transactions on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices. Each selling stockholder will determine the prices at which the stockholder’s Securities will be sold.  Although we will incur expenses in connection with the registration of the Securities offered under this prospectus, we will not receive any proceeds from the sale of the Securities by the selling stockholders.
Our common stock is traded on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “AMNL.”  As of January 19, 2012, the price per share of our common stock was $1.41.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” beginning on page __ herein and in the documents we incorporate by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                          , 2012.

                                 Page
About This Prospectus	5
Cautionary Note on Forward Looking Statements	5
Prospectus Summary	6
Risk Factors	8
Use of Proceeds	9
Description of Capital Stock	10
Description of Warrants	12
Selling Stockholders	17
Plan of Distribution	18
Legal Matters	19
Experts	19
Incorporation of Certain Documents By Reference	19
Where You Can Find More Information	20
Exhibit A: Form of Warrant	21

We have not authorized any person to give you any supplemental information or to make any representations for us.  You should not rely upon any information about our company that is not contained in, or incorporated by reference into, this prospectus.  Information contained in this prospectus may become stale.  You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares.  Our business, financial condition, results of operations and prospects may have changed since those dates.

The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Unless otherwise specified or the context otherwise requires, references in this prospectus to the “Company,” “we,” “us,” and “our” refer to Applied Minerals, Inc., a Delaware corporation, and its consolidated subsidiary.

ABOUT THIS PROSPECTUS

You should rely only upon the information contained in this prospectus, the registration statement of which this prospectus is a part or any related prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.

You should assume the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus or any prospectus supplement.  Our business, financial condition, results of operations and prospects may have changed since that date.  This prospectus and any prospectus supplement is based on information provided by us and other sources that we believe are reliable.  We have summarized certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents for a more complete understanding of what we discuss in this prospectus or any prospectus supplement.  In making an investment decision, you must rely on your own examination of our business and the terms of the offering, including the merits and risks involved.

We obtained statistical data, market data and other industry data and forecasts used throughout, or incorporated by reference in, this prospectus or any prospectus supplement from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information.  Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data, and we do not make any representation as to the accuracy of the information.  We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus or any prospectus supplement.

CAUTIONARY NOTE ON FORWARD LOOKING STATEMENTS

Certain statements contained or incorporated by reference in this prospectus or in any prospectus supplement constitute “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended.  The words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project” and other expressions which are predictions of or indicate future events and trends and which do not relate to historical matters identify forward-looking statements.  Reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements.  Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance.

There are a number of specific risks that could adversely affect future performance, including the lack of acceptance or a significant delay in acceptance by the marketplace for the uses that the Company is selling the halloysite, competitive pressures that may affect our ability to sell halloysite at the prices we expect, the inability to sell iron ore at prices that would make such transactions profitable, and the risks generally associated with mining operations.

Moreover, new risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements.  All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus.  Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.  All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained or incorporated by reference in this prospectus.  This summary does not contain all of the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus and any supplement hereto carefully, including the risk factors section as well as the financial statements and the notes to the financial statements incorporated herein by reference.

In this prospectus and any amendment or supplement hereto, unless otherwise indicated, the terms the “Company”, “we”, “us”, and “our” refer and relate to Applied Minerals, Inc.

Securities Being Offered
This prospectus relates to the offer and sale, from time to time, by selling stockholders of up to 10,000,000 already outstanding shares (“Outstanding Shares”) of our common stock, $0.001 par value (“Common Stock”). It also relates to the offer by the selling stockholders, and to the extent the Warrants are not exercised by the selling stockholders, the sale by the selling stockholders, from time to time of up to 5,000,000 warrants (“Warrants”), each of which gives the holder the right to purchase one share of Common Stock at $2.00 per share. It also relates to the sale of up to 5,000,000 shares of our common stock issuable upon exercise of the outstanding Warrants (“Warrant Shares”), either by the selling stockholder to the extent that the selling stockholders exercise the Warrants or by us, to the extent the Warrants are not exercised by the selling stockholders before sale under this prospectus.  The Common Stock, Warrants, and Warrant Shares are referred to collectively as the “Securities.”

Use of Proceeds
The Company will receive none of the proceeds for the sale of the Outstanding Shares or the Warrants.  The proceeds will go to the selling stockholders.  If the selling stockholders exercise the Warrants and sell the Warrant Shares, they will receive proceeds of the sale of Warrant Shares.

The Company will receive the proceeds of the exercise of the Warrants, whether exercised by the selling stockholders or persons who purchase warrants offered pursuant to this prospectus.  There are 5,000,000 Warrants exercisable at $2.00 per Warrant and the Company could receive up to $10 million for the exercise thereof.  However, only proceeds of exercises by persons who purchased Warrants pursuant to this prospectus will be proceeds of the offering under this prospectus.  The Company would use such proceeds for working capital.

Plan of Distribution
The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.   The selling stockholders may also engage in puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

If a Warrant is sold under this prospectus by the Selling Stockholders and the holder exercises the Warrant and acquires Warrant Shares, the Company will issue the Warrant Shares will be pursuant to the terms of the Warrant.

See “Plan of Distribution.”

The Company
The Company owns the Dragon Mine, located in Eureka, Utah.  The Dragon Mine contains high-grade halloysite and also iron ore, among other minerals.

As of January 19, 2012, the Company has not classified the halloysite deposit at the Dragon Mine as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.  As of January 19, 2012, the Company is marketing its halloysite product to enhance the performance of a range of high-end commercial applications many of which have not previously utilized halloysite.

The Company is also marketing its iron ore, but as of January 19, 2012, has not addressed the issue of whether the iron ore deposit can be classified as a reserve according to Industry Guide No. 7 of the Securities and Exchange Commission.

As of January 19, 2012, sales of halloysite have been minimal and there have been no sales of iron ore.

At September 30, 2011 and December 31, 2010, the Company had accumulated deficits of $37,151,174 and $31,543,411, respectively, in addition to limited cash and unprofitable operations.  For the twelve months ended December 31, 2010 and 2009, the Company sustained net losses before discontinued operations of $4,891,525 and $6,701,498, respectively. For the nine months ended September 30, 2011 and 2010, the Company sustained net losses before discontinued operations of $5,602,007 and $3,538,657, respectively.  These factors, among others, indicate that the Company may be unable to continue as a going concern for a reasonable period of time.  The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and/or to generate revenue and cash flow to meet its obligations on a timely basis.  The Company has historically been unable to generate enough revenue and cash flow to fund its operating expenses and capital expenditures.

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Material Developments
Since January 1, 2011, the Company has hired Chris DeArmitt as its Chief Technology Officer and raised $14.135 million of capital through the sale of 14.2125 million shares of common stock and a warrant to purchase 5 million shares of common stock at $2 per share.

Risk Factors
An investment in our securities is very speculative and involves a high degree of risk. If you decide to buy our securities, you should be able to afford a complete loss of your investment.

Prior to December 31, 2008, we had to rely on cash flow generated from its contract mining business, the sale of stock and this issuance of debt to fund its operations. The contract mining business was discontinued in December 2008.  Since then, in order to meet operating expenses, the Company has had to raise funds from investors through the issuance of equity and convertible debt securities. If the Company is unable to fund its operations through the commercialization of the Dragon Mine, or the sale of equity, debt, or a combination of both, it may have to file bankruptcy.  The Company may have to seek additional financing  and there is no assurance that it will be able to do so.  See “Business.”

Common Stock Dividends
Holders of Common Stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or series common stock.

The Company has never paid a dividend and does not anticipate paying one in the future.

See “Description of Common Stock.”

Common Stock Voting Rights	Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors. See “Description of Common Stock.”
Warrants
The Warrant is exercisable in whole or in part at an exercise price of $2.00 per share of Common Stock. The Warrants are exercisable immediately and expire five years after issuance, which was December 22, 2011.

Rights of Holders on Certain Events
In the event of a merger or similar transaction, voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the holders of the Warrants will be entitled to receive the same consideration as shareholders.
In the event of a Fundamental Transaction, the holders of the Warrants will have an option to require the Company to repurchase the Warrants, at a price equal to the product of (i) the number of Warrant Shares issuable upon exercise of the Warrant and (ii) the five day VWAP as of the fifth trading day immediately following public announcement of the Fundamental Transaction less the exercise price.

A Fundamental Transaction includes (a) a merger, or similar transaction in which the Company is not the survivor in such transaction or if the Company is the survivor, the holders of shares of Common Stock immediately prior to such transaction (including for this purpose any shares issuable upon exercise of the Warrants) represent less than 50% of the shares of Common Stock outstanding immediately following such transaction, and  (b) any sale of all or substantially all of the Company’s assets.
Adjustments to the Exercise Price of, and the Number of Shares Subject to, the Warrant
The number of shares issuable on the exercise of the Warrant and the exercise price will be adjusted to prevent dilution in the event of (i) any issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, (ii) below market issuances; (iii) issuances below the then current market price; (iv) pro rate distributions of a dividend or distribution evidences of indebtedness~~,~~ assets (including cash and cash dividends, or rights, warrants, options or other securities convertible into or exchangeable or exercisable for capital stock (other than Common Stock otherwise dealt with above); (v) the consummation of a self-tender offer or self-exchange offer for Common Stock, in which the cash and fair value of any other consideration included in the payment per share of Common Stock exceeds the market price.  The adjustments are “weighted-average” as opposed to “full ratchet” and are “narrow-based” (taking into account outstanding Common Stock) as opposed to “broad-based” (taking into account not only outstanding shares but also shares issuable pursuant to the exercise of options and warrants).  The adjustments in general to lower the exercise price and increase the number of shares to compensate for the dilutive effects of the several actions.
If any single action would require adjustment of the exercise price pursuant to more than one adjustment procedures set forth above, only one adjustment will be made and such adjustment will be the amount of adjustment that has the highest absolute value.
Call Option
The Company has the option acquire the Warrant, in whole or in part; provided, that, the following conditions are met: (a) the VWAP for the 60 consecutive trading days immediately preceding the date on which the holder receives the call notice is in excess of $2.00 and (b) the closing market price of the Common Stock is in excess of $2.00 on the date immediately preceding the date on which the call notice is received.
For each part of this Warrant representing the right to acquire one share of Common Stock (each, a “Warrant Right”), the price to be paid in cash by the Company to the holder for each Warrant Right (the “Option Price”) will be equal to the difference between (a) the greater of (i) the market price on the date immediately preceding the date on which the holder receives the call notice and (ii) the VWAP for the 60 consecutive trading days immediately preceding the date on which the holder receives the call notice and (b) $2.00; provided, that, under no circumstances will the Company acquire the Warrant Rights from the holder for less than $0.10 per Warrant Right.
See “Description of Warrants.”

Market for our common stock	Our Common Stock is traded on the OTCBB. On January 19, 2012, 2011, the closing market price on the OTCBB was $1.41. See “Market for Common Stock.”
Market for the Warrants	There is no established market for the Warrants and it is anticipated that none will develop.

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RISK FACTORS

You should carefully consider the risks under the heading “Risk Factors” in our Annual Report on form 10-K/A for the fiscal year ended December 31, 2010, filed with the SEC on October 7, 2011, information from which in incorporated by reference in this prospectus supplement, and the additional risks described below and other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before deciding to invest in our securities.  If any of the identified risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects and the trading prices of our securities.  Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also impair our business, financial condition, operating results and prospects, and the trading prices of our securities.

AN INVESTMENT IN OUR SECURITIES IS VERY SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.  THE RISK FACTORS IN THIS PROSPECTUS SUPPLEMENT SHOULD BE READ IN CONNECTION WITH THE RISK FACTORS IN THE PROSPECTUS.  YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS DISCUSSED UNDER THE HEADING “RISK FACTORS” IN THIS PROSPECTUS SUPPLEMENT, TOGETHER WITH ALL OF THE RISK FACTORS AND OTHER INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR APPEARING OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS.  IF YOU DECIDE TO BUY OUR SECURITIES, YOU SHOULD BE ABLE TO AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

The Company is generating only minimal sales and there is no assurance that it will ever generate significant sales or become profitable or generate positive cash flow.

The Company operates the Dragon Mine in Eureka, Utah.  The Dargon Mine is mined for halloysite, a clay mineral.  The Company’s business plan provides for sales of halloysite for applications for which halloysite has not previously been used.  It also call for sales of halloysite at premium prices.  Acceptance by manufacturers is a major risk. A potential customer may be required to test our halloysite product and perform significant R&D activities before commencing any type of commercialization involving the product.  Additionally, the development or modification of a customer product utilizing Dragonite™ frequently requires a manufacturer to expend resources to modify certain components of its manufacturing processes.  We can provide no assurance that potential customers will be willing to expend the resources necessary to commercialize products utilizing Dragonite. The process by which we market our Dragonite products to potential customers may be a lengthy one. Moreover, sales at premium prices is also a major risk. Only three manufacturers have begun using our halloysite in their products.  Sales in 2011 were $86,000, including sales of samples.

The Dragon Mine is also mined for iron ore.  The Company’s business plan provides for selling the iron ore for pigment.  No sales of iron ore have been made and there is no assurance tht any will be made.

Historically, we have had to rely on cash flow generated from the sale of stock and the issuance of debt to fund its operations.   If the Company is unable to fund its operations through the commercialization of the Dragon Mine, the sale of equity and/or debt, or a combination of both, it may have to file bankruptcy.

ABILITY TO CONTINUE TO OPERATE AS A GOING CONCERN

At September 30, 2011 and December 31, 2010, the Company had accumulated deficits of $37,151,174 and $31,543,411, respectively, in addition to limited cash and unprofitable operations.  For the twelve months ended December 31, 2010 and 2009, the Company sustained net losses before discontinued operations of $4,891,525 and $6,701,498, respectively.  For the nine months ended September 30, 2011 and 2010, the Company sustained net losses before discontinued operations of $5,602,007 and 43,538,657, respectively.  On December 22, 2011, the Company raised $10,000,000 as a result of the sale of Common Stock and Warrants. The Company's continuation as a going concern is contingent upon its ability to obtain additional financing and to generate revenue and cash flow to meet its obligations on a timely basis.  The Company has historically been unable to generate enough revenue and cash flow to fund its operating expenses and capital expenditures. There are no assurances we will be able to obtaining financing on acceptable terms, if needed.

NO SIGNIFICANT REVENUE HAS BEEN GENERATED FROM THE SALE OF THE COMPANY’S DRAGONITE HALLOYSITE CLAY PRODUCT

Through December 31, 2008, our only source of revenues from operations, with minor exceptions, was from our contract mining business, which was closed on December 31, 2008 and will not be restarted.  The Company has yet to generate any significant revenue from the sale of its Dragonite™ halloysite clay products.  During 2011, the Company generated approximately $86,000 in revenue from the sale of Dragonite products.  One cannot assume that any significant revenue will be generated from the sale of halloysite clay in 2012 or beyond.

WE HAVE EXPERIENCED CONTINUED, ANNUAL OPERATING LOSSES SINCE SEPTEMBER 1997.

We have experienced annual operating losses since our reactivation in September 1997. For the years ended December 31, 2010 and 2009, the Company sustained net losses before discontinued operations of $4,891,525 and $6,701,498, respectively.  For the nine months ended September 30, 2011 and 2010, the Company sustained net losses before discontinued operations of $5,602,007 and $3,538,657, respectively.

8

WE CAN PROVIDE NO ASSURANCE THAT OUR DRAGONITE PRODUCTS WILL BE SUCCESSFULLY COMMERCIALIZED OR OUR IRON ORE RESOURCE CAN BE EXPLOITED ECONOMICALLY

The process by which we market our Dragonite products to potential customers may be a lengthy one.  A potential customer may be required to test our halloysite product and perform significant R&D activities before commencing any type of commercialization involving the product.  Additionally, the development or modification of a customer product utilizing Dragonite frequently requires a manufacturer to expend resources to modify certain components of its manufacturing processes.  We can provide no assurance that potential customers will be willing to expend the resources necessary to commercialize products utilizing Dragonite.

The market price for iron ore fluctuates and there is no assurance that it will be at levels that make it profitable for us to mine and market it.

THE COMPANY’S SUCCESS DEPENDS LARGELY ON THE COMMITTED SERVICE AND AVAILABILITY OF KEY PERSONNEL

In January 2009, Material Advisors, LLC was engaged to assume the managerial responsibilities of Applied Minerals, Inc.  Also in January 2009, Andre Zeitoun, the majority partner of Material Advisors, LLC, assumed the role of President and CEO of Applied Minerals, Inc.  Mr. Zeitoun has played a critical role in leading the effort to commercialize the Company’s Dragon Mine property.  If the Company loses the services of Mr. Zeitoun, there is no assurance that the Company would be able to attract and retain a qualified replacement.

THERE ARE NO ASSURANCES THAT OUR HALLOYSITE PRODUCTS WILL GAIN ADEQUATE COMMERCIAL ACCEPTANCE

We have spent, and will continue to spend, considerable resources on the development of halloysite-based products for a number of applications, which, we believe, would benefit from the utilization of our halloysite clay.  Despite the advantages we believe our products provide, there are no assurances that the manufacturers of the applications, to which we are marketing our products, will move to incorporate our halloysite clay into their respective applications.  If this does not happen, our ability to achieve significant revenue and profit margins may be impaired.

THE COMPANY’S SUCCESS DEPENDS, IN PART, ON ITS ABILITY TO MAINTAIN RELATIONSHIPS WITH CONSULTANTS WHO ASSIST US WITH THE RESEARCH AND DEVELOPMENT OF OUR PRODUCTS.

We currently engage a number of consultants who have assisted us with the research and development of our products.  We engage one consultant, in particular, who provides us with access to laboratory facilities through which our product testing is conducted.  If we are unable to continue to identify and maintain relationship with consultants who are familiar with halloysite and have expertise in the application areas for which we plan to develop products, our ability to successfully commercialize the Dragon Mine property will be impaired.

COMPETITION

While the Dragon Mine is the only known measured resource of halloysite clay in the western hemisphere large enough and of a purity level to supply large-scale commercial applications, there are other deposits of halloysite clay in the world of varying sizes and levels of purity including one on a property contiguous to the Dragon Mine.   If we are successful, some deposits may be exploited.

USE OF PROCEEDS

The Company will receive none of the proceeds for the sale of the Outstanding Shares or the Warrants.  The proceeds will go to the selling stockholders.  If the selling stockholders exercise the Warrants and sell the Warrant Shares, they will receive proceeds of the sale of Warrant Shares.

The Company will receive the proceeds of the exercise of the Warrants, whether exercised by the selling stockholders or persons who purchase warrants offered pursuant to this prospectus.  There are 5,000,000 Warrants exercisable at $2.00 per Warrant and the Company could receive up to $10 million for the exercise thereof.  However, only proceeds of exercises by persons who purchased Warrants pursuant to this prospectus will be proceeds of the offering under this prospectus.  The Company would use such proceeds for working capital.

9

DESCRIPTION OF CAPITAL STOCK

General
We are authorized to issue 120,000,000 shares of common stock, $.001 par value, and 10,000,000 shares of preferred stock, $.001 par value. As of December 21, 2011, there were 79,089,488 shares of common stock outstanding, warrants and options to purchase approximately 92.1 million shares of common stock outstanding and no shares of preferred stock outstanding.

DESCRIPTION OF COMMON STOCK

This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, our bylaws and all applicable provisions of Delaware law.

Each share of common stock entitles the holder to one vote on each matter that may come before a meeting of the stockholders.  There is no right to cumulative voting; thus, the holders of fifty percent or more of the shares outstanding can, if they choose to do so, elect all of the directors.  In the event of a voluntary or involuntary liquidation, all stockholders are entitled to a pro rata distribution after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.  The holders of the common stock have no preemptive rights with respect to future offerings of shares of common stock.  Holders of common stock are entitled to dividends if, as and when declared by the Board out of the funds legally available therefore.  It is our present intention to retain earnings, if any, for use in our business.

The payment of dividends on our common stock is, therefore, unlikely in the foreseeable future.  The board of directors is not classified. When shares are issued and fully paid for, the shares are not subject to liability to further calls or to assessment by the registrant and for liabilities of the registrant imposed on its stockholders under state statutes.  There are no restriction son alienability of the securities to be registered; and (xi) any provision discriminating against any existing or prospective holder of such securities as a result of such security holder owning a substantial amount of securities.

The Delaware General Corporation Law (“GCL”) has a provision called “Business Combinations with Interested Stockholders Act.”  The Delaware provision is not applicable to corporations with less than 2,000 record stockholders, unless the corporation elects to be covered.  The Company has fewer than 2,000 record stockholders but has elected to be governed by the Business Combinations with Interested Stockholders Act.  .

The Delaware Business Combinations with Interested Stockholders Act generally operates to prevent a wide variety of transactions between the corporation, on one hand, and an “interested shareholder” and its affiliates, on the other hand.  It generally prohibits a publicly held Delaware corporation from engaging in a “business combination” with an” interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to such date the Board of Directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder, (ii) upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation excluding shares owned by officers or directors of the corporation and by certain employee stock plans, or (iii) on or after such date the business combination is approved by the Board of Directors of the corporation and by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the corporation that is not owned by the interested stockholder.

A “business combination” generally includes mergers, asset sales and similar transactions between the corporation and the interested stockholder, and other transactions resulting in a financial benefit to the stockholder.  An “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock or who is an affiliate or associate of the corporation and, together with his affiliates and associates, has owned 15% or more of the corporation’s voting stock within three years.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Trading Market

Our common stock is listed for quotation on the OTCBB under the symbol “AMNL.”

Anti-Takeover Effect of Delaware Law and Certain Charter and Bylaw Provisions

Our Certificate of Incorporation and Bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control of our company. These provisions are as follows:

•
they provide that special meetings of stockholders may be called only by the Chairman of the Board, President, Secretary,  by a majority of our board of directors, or by shareholders owning 20% of the outstanding stock;

•
they provide that only business brought before an annual meeting by our board of directors or by a stockholder  who complies with the procedures set forth in the bylaws may be transacted at an annual meeting of stockholders;

•	they provide for advance notice of specified stockholder actions, such as the nomination of directors and stockholder proposals; and

•	they allow us to issue, without stockholder approval, shares of preferred stock that could adversely affect the rights and powers of the holders of our common stock.

We are subject to the provisions of Section 203 of the GCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a “business combination” includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior did own, 15% or more of the voting stock of a corporation.

Indemnification of Directors and Officers

Section 145 of the GCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the GCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the GCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware or any other applicable law. As permitted by our Bylaws, we have additionally entered into indemnification agreements with each of our non-employee directors that provide for indemnification and expense advancement to the fullest extent permitted by the laws of the State of Delaware.

Our Bylaws provide that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. We have obtained directors and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to the Registrant.

Our Certificate of Incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the provisions described above or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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DESCRIPTION OF WARRANTS

The material terms and provisions of the warrants being offered pursuant to this prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the terms set forth in the Warrant attached as an exhibit hereto.

General

The Warrants are exercisable and will expire on December 22, 2016.  Exercise can be made by the payment in cash of the exercise price of the shares of common stock being acquired upon exercise of the warrants. There is no trading market for the Warrants and it is unlikely that any will develop.

Each Warrant is exercisable for $2.00 of a share of Common Stock. Warrants are exercisable only for whole shares.

Subject to compliance with applicable federal and state securities laws, this Warrants are transferable, in whole or in part.

Rights of Holders upon Certain Events

If, on or prior to the expiration date of the Warrants, the Company effects a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, on the date of any distribution to shareholders with respect to such transaction, the holders of the Warrants will receive the securities, money or other property that the holders would have been entitled to receive had the holders been the holders of record of the shares of Common Stock issuable upon exercise of the Warrant immediately prior to such dissolution, liquidation or winding up (net of the then applicable exercise price) and the rights to exercise the Warrant will terminate.

If, at any time while the Warrants are outstanding, the Company effects a Fundamental Transaction (defined below) then, the Company will make appropriate arrangements to ensure that the holders will thereafter receive upon an exercise of the Warrants at any time after the consummation of a Fundamental Transaction (and subject to continuing adjustment in accordance with the terms hereof) but before the expiration date of the Warrants, in lieu of the Warrant Shares issuable upon the exercise of the Warrant immediately prior to such Transaction, such cash, stock, assets, securities, options, subscription rights or other property that the holders would have been entitled to receive upon the happening of such Fundamental Transaction had the Warrants been exercised immediately before such transaction.  If any holder of Common Stock is given any choice as to the cash, stock, assets, securities, options, subscription rights or other property to be received in a Fundamental Transaction, then the holders will be given the same choice as to what it receives upon any exercise of the Warrant following such Fundamental Transaction.  The term “Fundamental Transaction” means a merger, consolidation or other similar transaction or series of transactions to which the Company is a party and pursuant to which (i) the Company is not the surviving Person in such transaction or (ii) if the Company is the surviving Person, the holders of shares of Common Stock immediately prior to such transaction (including for this purpose any shares issuable upon exercise of this Warrant) represent less than 50% of the shares of Common Stock outstanding immediately following such transaction (including for this purpose the shares of Common Stock issuable upon exercise of this Warrant) or (b)  any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions.

The holders have an option to require the Company to repurchase the Warrant in the event of a Fundamental Transaction, at a price equal to the product of (i) the number of Warrant Shares issuable upon exercise of the Warrant and (ii) the five day VWAP as of the fifth trading day immediately following public announcement of the Fundamental Transaction less the exercise price.

If the Company has a shareholder rights plan in effect with respect to the Common Stock, upon exercise of a Warrant, the holders will be entitled to receive, in addition to any shares of Common Stock, the rights under such shareholder rights plan, unless, prior to such exercise, such rights have separated from the Common Stock, in which case the exercise price and the number of Warrant Shares will be adjusted at the time of separation as if the Company had made a pro rata distribution, subject to readjustment in the event of the expiration, termination or redemption of such rights

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Adjustments to the Exercise Price of, and the Number of Shares Subject to, the Warrants

The number of shares issuable on the exercise of the Warrants and the exercise price will be adjusted to prevent dilution in the event of (i) any issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, (ii) below market issuances; (iii) issuances below the then current market price; (iv) pro rate distributions of a dividend or distribution evidences of indebtedness~~,~~ assets (including cash and cash dividends, or rights, warrants, options or other securities convertible into or exchangeable or exercisable for capital stock (other than Common Stock otherwise dealt with above); (v) the consummation of a self-tender offer or self-exchange offer for Common Stock, in which the cash and fair value of any other consideration included in the payment per share of Common Stock exceeds the market price.  The adjustments are “weighted-average” as opposed to full ratchet and are “narrow-based) taking into account outstanding Common Stock ) as opposed to broad-based (taking into account not only outstanding  shares issuable pursuant to the exercise of options and warrants).  The adjustments in general to lower the exercise price and increase the number of shares to compensate for the dilutive effects of the several actions.  By way of example, in the event of a stock split, the exercise price would be adjusted under the following formula:

N0
E = E0 x --------
N1

where:

E	=
the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision, combination or reclassification, as the case may be;

E0	=
the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision, combination or reclassification, as the case may be;

N0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the ex-date for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision, combination or reclassification, as the case may be; and

N1 =
the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the open of business on the ex-date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination or reclassification, the number of shares outstanding immediately after such subdivision, combination or reclassification.

The number of shares subject to the Warrants would be adjusted so that number of Warrant Shares immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares immediately prior to such adjustment multiplied by a fraction, (a) the numerator of which is the exercise price in effect immediately prior to such adjustment and (b) the denominator of which is the exercise price in effect immediately following such adjustment.

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The adjustments to the exercise price and the number of shares issuable on exercise are as follows.

In the event of any issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, the exercise price shall be adjusted pursuant to the following formula:

N0
E = E0 x --------
N1

where:

E	=
the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution, or immediately after the open of business on the effective date for such subdivision, combination or reclassification, as the case may be;

E0	=
the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision, combination or reclassification, as the case may be;

N0	=
the number of shares of Common Stock outstanding immediately prior to the open of business on the ex-date for such dividend or distribution, or immediately prior to the open of business on the effective date for such subdivision, combination or reclassification, as the case may be; and

N1 =
the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the open of business on the ex-date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination or reclassification, the number of shares outstanding immediately after such subdivision, combination or reclassification.

If the Company, at any time while the Warrants are outstanding, shall issue shares of Common Stock or convertible securities at an effective consideration per share that is less than the market price on the trading day immediately before the issuance is announced, then the exercise price shall be adjusted pursuant to the following formula:

N0 + C/M
E = E0 x -------------
N0 + NA

where:

E	=	the exercise price in effect immediately after the open of business on the trading day of such issuance;

E0	=	the exercise price in effect immediately prior to the open of business on the trading day of such issuance;

N0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the trading day of such issuance;

NA	=	the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any convertible securities, full physical settlement assumed;

C	=	the total consideration receivable by the Company on issuance and/or the exercise, conversion or exchange of any convertible securities, full physical settlement assumed; and

M =	the five-day VWAP as of the trading day immediately preceding the date on which such issuance is announced.

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If the Company, at any time while the Warrants are outstanding, shall issue shares of Common Stock or convertible securities at an effective consideration per share that is less than the exercise price in effect at the close of business on the trading day immediately preceding such issuance (other than issuances to directors, officers, employees or consultants of the Company as compensation for services rendered to the Company by such persons), then the exercise price shall be adjusted pursuant to the following formula:

N0 + C/E0
E = E0 x -------------
N0 + NA

E =	the exercise price in effect immediately after the open of business on the trading day of such issuance;

E0 = the exercise price in effect immediately prior to the open of business on the trading day of such issuance;

N0 =	the number of shares of Common Stock outstanding immediately prior to the open of business on the trading day of such issuance;

NA =	the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any convertible securities, full physical settlement assumed; and

C =	the total consideration receivable by the Company on issuance and/or the exercise, conversion or exchange of any convertible securities, full physical settlement assumed.

If the Company, at any time while the Warrants are outstanding, shall issue as a dividend or distribution evidences of indebtedness, assets (including cash and cash dividends, other than those addressed above), shares of capital stock (other than Common Stock) or rights, warrants, options or other securities convertible into or exchangeable or exercisable for capital stock (other than Common Stock), then the exercise price shall be adjusted pursuant to the following formula:

M - FMV
E = E0 x ---------------
  M

where:

E	=	the exercise price in effect immediately after the open of business on the ex-date for such dividend or distribution;

E0	=	the exercise price in effect immediately prior to the open of business on the ex-date for such dividend or distribution;

M	=	the five-day VWAP as of the trading day immediately preceding the ex-date for such dividend or distribution; and

FMV	=
the fair value of the portion of such dividend or distribution applicable to one share of Common Stock on the trading day immediately preceding the ex-date for such dividend or distribution as determined by the Board of Directors in good

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If, at any time while the Warrants are outstanding, the Company purchases shares pursuant to a tender offer or exchange offer for Common Stock, in which the cash and fair value of any other consideration included in the payment per share of Common Stock exceeds the market price as of the trading day immediately following the expiration date of the tender offer or exchange offer, the exercise price shall be adjusted pursuant to the following formula:

N0 x M
E = E0 x ---------------
A + (M x N1)

where:

E	=	the exercise price in effect immediately after the close of business on the offer expiration date;

E0	=	the exercise price in effect immediately prior to the close of business on the offer expiration date;

N0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender offer or exchange offer (prior to giving effect to the purchase or exchange of shares);

N1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A	=
the aggregate cash and fair value of any other consideration payable for shares of Common Stock purchased in such tender offer or exchange offer, as determined by the board of directors in good faith; and

M	=	the five-day VWAP on the trading day immediately following the offer expiration date.

Concurrently with any adjustment to the exercise price under the adjustments above, the number of Warrant Shares also will be adjusted such that the number of Warrant Shares immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares immediately prior to such adjustment multiplied by a fraction, (a) the numerator of which is the exercise price in effect immediately prior to such adjustment and (b) the denominator of which is the exercise price in effect immediately following such adjustment. If an adjustment is triggered by the announcement or declaration of, or in anticipation of, an event and the event does not occur or is reversed, the exercise price and the number of shares shall again be adjusted to be the exercise price and number of shares that would then be in effect if such event had not been announced or declared..

In no event will the Company adjust the exercise price or make a corresponding adjustment to the number of Warrant Shares if that adjustment would increase the exercise price, except in the event of a reverse stock split or in the event that an adjustment is made in respect of an event but such event does not occur and the adjustment is reversed. Notwithstanding anything else to the contrary, the exercise price shall not be adjusted to an amount below the Common Stock’s par value per share.

If any single action would require adjustment of the exercise price pursuant to more than one of the adjustments above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

Call Option

The Company has the option (a “Call Option”) to acquire the Warrants, in whole or in part; provided, that, the following conditions are met: (a) the VWAP for the 60 consecutive trading days immediately preceding the date on which the holder receives the call notice is in excess of $2.00 and (b) the closing market price of the Common Stock (the “market price”) is in excess of $2.00 on the date immediately preceding the date on which the call notice is received.

For each part of the Warrants representing the right to acquire one share of Common Stock (each, a “Warrant Right”), the price to be paid in cash by the Company to the holder for each Warrant Right (the “Option Price”) will be equal to the difference between (a) the greater of (i) the market price on the date immediately preceding the date on which the holder receives the call notice and (ii) the VWAP for the 60 consecutive trading days immediately preceding the date on which the holder receives the call notice and (b) $2.00; provided, that, under no circumstances will the Company acquire the Warrant Rights from the holder for less than $0.10 per Warrant Right.

The holder may exercise the Warrants or any portion thereof prior to the call closing.

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SELLING STOCKHOLDERS

 This prospectus relates to the offering and sale by the selling stockholders, from time to time, of up to 10,000,000 shares of already outstanding Common Stock.  It also relates to the offering, from time to time, of up to 5,000,000 Warrants, each of which gives the holder the right to purchase one share of Common Stock, and 5,000,000 Warrant Shares and to the sale, to the extent the Warrants are not exercised by the selling stockholders before sale under this prospectus, 5,000,000 Warrants or to the extent the Warrants are exercised by the selling stockholders before sale under this prospectus, 5,000,000 Warrant Shares.

The selling stockholders are named in the table below.  The Outstanding Shares and Warrants, offered hereby were originally issued to selling stockholders in a private transaction on December 22, 2011 in reliance upon exemptions from registration pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder.

The term "selling stockholder" includes pledgees, donees, permitted transferees or other permitted successors-in-interest selling shares received after the date of this prospectus from the selling stockholders.

The information below is based on information provided by or on behalf of the selling stockholders in a Schedule 13D filed on January 3, 2012 with the SEC. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to Securities, as well as any Securities as to which the selling stockholder has the right to acquire beneficial ownership within sixty (60) days after January [19], 2012 through the exercise or conversion of any stock options, warrants, convertible debt or otherwise. No estimate can be given as to the amount or percentage of our Common Stock or Warrants that will be held by the selling stockholders after any sales or other dispositions made pursuant to this Prospectus because the selling stockholders are not required to sell any of the Common Stock, Warrants, Warrant Shares being registered under this Prospectus.

Except as noted in the next sentence, neither the selling stockholders nor the person named as possessing sole voting and investment control over the Securities listed in the table below have had any material relationship with the Company or any of its subsidiaries within the past three years. Pursuant to an investment agreement, the selling stockholders have the right to designate one director to the Company’s board of directors, although to date they have not done so.  In the event that Andre Zeitoun, our Chief Executive Officer, is no longer a named executive officer or chairman of the board, the selling stockholders are entitled to designate a number of director(s) that would constitute at least 20% of the directors on our bord.  No selling stockholder is a broker-dealer, or an affiliate of a broker-dealer.

Common Stock(1)
Selling Stockholder	Shares beneficially Owned before the Offering	Maximum number of Shares to be Sold (4)	Shares Beneficially Owned after the Offering	Percentage ownership after the Offering (* indicates less than 1%) (5)
Samlyn Onshore Fund, LP	5,775,000(2)	5,775,000	0	*
Samlyn Offshore Master Fund, Ltd.	9,225,000(3)	9,225,000	0	*
* Denotes < 1%

(1)
Robert Pohly, the managing member of Samlyn Partners LLC., which is the general partner of Samlyn Onshore Fund, LP and Samlyn Capital, LLC, which is the investment manager of Samlyn Offshore Master Fund, Ltd., has sole investment and voting power over the shares listed in the table.

(2)
Includes 3,850,000 Outstanding Shares and 1,925,000 Warrant Shares that may be issued on exercise of the Warrants. To the extent that the Warrants have not been exercised, the Warrants may be sold under this prospectus

(3)
Includes 6,150,000 of Outstanding Shares and 3,075,000 Warrant Shares that may be issued on exercise of the Warrants. To the extent that the Warrants have not been exercised, the Warrants may be sold under this prospectus

(4)
The number or percentage of shares owned in this column assumes the sale of all shares of Outstanding Shares and Warrant Shares, although the selling stockholders are under no obligations known to us to sell any such Securities at this time.

(5)	At January 19, 2012, 79,100,906 shares of Common Stock were issued and outstanding.

Warrants(1)
Selling Stockholder	Warrants beneficially Owned before the Offering	Maximum number of Warrants to be Sold (3)	Warrants Beneficially Owned after the Offering	Percentage ownership after the Offering (4)
Samlyn Onshore Fund, LP	1,925,000(2)	1,925,000	0	*
Samlyn Offshore Master Fund, Ltd.	3,075,000(2)	3,075,000	0	*
* Denotes < 1%

(1)
Robert Pohly, the managing member of Samlyn Partners, LLC, which is the general partner of Samlyn Onshore Fund, LP and Samlyn Capital, LLC, which is the investment manager of Samlyn Offshore Master Fund, Ltd., has sole investment over the Warrants listed in the table.  The Warrants have no voting rights

(2)	Warrant Shares issuable in exercise of the Warrants included in Common Stock table above.
(3)
To the extent that the Warrants have not been exercised, the Warrants may be sold hereby. To the extent that the Warrants are exercised, the Warrants would no longer be eligible for sale and the related Warrant Shares may be sold hereby.

(4)	The number or percentage of shares owned in this column assumes the sale of all Warrants, although the selling stockholders are under no obligations known to us to sell any Warrants at this time.
(5)	At January 19, 2012, the Warrants listed in the table constitute the only warrants outstanding.of the same class.

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PLAN OF DISTRIBUTION

Selling Stockholders

The term “selling stockholders,” as used herein, includes donees, pledgees, transferees or other successors-in-interest selling Securities or interests in Securities received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

The selling stockholders may sell all or any portion of their Securities in one or more transactions on any stock exchange, market or trading facility on which the Securities are traded or in private transactions. These sales may be at fixed or negotiated prices

Each selling stockholder will determine the prices at which the stockholder’s Securities will be sold.

Although we will incur expenses in connection with the registration of the Securities offered under this prospectus, we will not receive any proceeds from the sale of the Securities by the selling stockholders.

The selling stockholders may use any method or combination of methods, for sale of the Securities to the extent permitted by law.  Such methods may include:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers
•	block trades in which the broker-dealer will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such Securities at a stipulated price per share;
•	a combination of any such methods of sale; and
•	puts and calls and other transactions in our securities or derivatives of our securities, which may involve the sale or delivery of Securities in connection with these transactions

The selling stockholders may also sell the Securities under exemptions for registration under Section 5 of the Securities Act of 1933, as amended (“Securities Act”), including sales under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of Securities, from the purchaser) in amounts to be negotiated.  The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

The selling stockholders and any broker-dealers or agents that are involved in selling Securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the Securities owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Securities from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the Securities in other circumstances, in which case the transferees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the Securities from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the transferee or other successors in interest as selling stockholders under this prospectus.

Each selling stockholder has advised the Company that it acquired the Securities in the ordinary course of such selling stockholder’s business, that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their Securities, and there is no underwriter or coordinating broker acting in connection with a proposed sale of Securities by any selling stockholder.  If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of Securities, we will file a supplement, if required, to this prospectus disclosing the material facts relating to the arrangement and the related transactions.

If the selling stockholders use this prospectus for any sale of the Securities, they will be subject to the prospectus delivery requirements of the Securities Act.

The Company has advised each selling stockholder that it may not use Securities registered on this registration statement to cover short sales of Securities made prior to the date on which this registration statement shall have been declared effective by the SEC.

The selling stockholders and other persons participating in the sale or distribution of the Securities will be subject to the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective Securities under this registration statement.

In order to comply with the securities laws of some states, if applicable, the Securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the Securities offered by this prospectus.

If a Warrant is sold under this prospectus by the selling stockholders and the holder exercises the Warrant and acquires Warrant Shares pursuant to the terms of the Warrant.

18

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered hereby has been passed upon for us by William Gleeson, Esq., the General Counsel of Applied Minerals, Inc.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010 have been so incorporated in reliance on the report of PMB Helin Donovan, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

Our common stock is registered under Section 12(g) of the Exchange Act and pursuant to the requirements of the Exchange Act we filed reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy materials pursuant to Section 14(a) of the Exchange Act.  We are incorporating the following documents by reference:

•	our Annual Report on Form 10-K, as amended, for the year ended December 31, 2010;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011, and September 30, 2011;

•	our Current Reports on Form 8-K filed on February 4, 2011, February 14, 2011, March 31, 2011, April 18, 2011, June 21, 2011, June 27, 2011, December 22, 2011 and December 27, 2011; and

•	our Definitive Proxy Statement on Schedule 14A filed on May 2, 2011; and

All documents that we file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effetive amendment to this registration statement that indicates that all securities offered under this prospectus have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the Securities and Exchange Commission and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

You may request a copy of these filings at no cost (other than exhibits unless such exhibits are specifically incorporated by reference) by writing or telephoning us at the following address and telephone number:

Christopher T. Carney
Applied Minerals, Inc.
110 Greene Street, Suite 1101
New York, NY 10012
Phone: (800) 356-6463
Fax: (917) 591-6397

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front page of those documents.

19

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the shares of our common stock offered by this prospectus.  This prospectus is part of that registration statement and does not contain all the information included in the registration statement.

For further information with respect to our common stock and us, you should refer to the registration statement, its exhibits and the material incorporated by reference therein.  Portions of the exhibits have been omitted as permitted by the rules and regulations of the Securities and Exchange Commission.  Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete.  In each instance, we refer you to the copy of the contracts or other documents filed as an exhibit to the registration statement, and these statements are hereby qualified in their entirety by reference to the contract or document.

The registration statement may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at Room 1024, Judiciary Plaza, 100 F Street, N.E., Washington, D.C. 20549 and the Regional Offices at the Commission located in the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 233 Broadway, New York, New York 10279. Copies of those filings can be obtained from the Commission’s Public Reference Section, Judiciary Plaza, 100 F Fifth Street, N.E., Washington, D.C. 20549 at prescribed rates and may also be obtained from the web site that the Securities and Exchange Commission maintains at http://www.sec.gov.  You may also call the Commission at 1-800-SEC-0330 for more information.  We file annual, quarterly and current reports and other information with the Securities and Exchange Commission.  You may read and copy any reports, statements or other information on file at the Commission’s public reference room in Washington, D.C.  You can request copies of those documents upon payment of a duplicating fee, by writing to the Securities and Exchange Commission.

20

Exhibit A : Form of Warrant

WARRANT

BETWEEN

APPLIED MINERALS, INC.

AND

SAMLYN ONSHORE FUND, LP

DATED DECEMBER 22, 2011

21

Page

Appendix A	Definitions	15

Annex I	Notice of Exercise	18
Annex II	Assignment Form	19

WARRANT
To Purchase Shares of Common Stock,
Par Value $0.001 Per Share,
of
APPLIED MINERALS, INC.

Initial Issuance Date:  December 22, 2011

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Samlyn Onshore Fund, LP, a Delaware limited partnership (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or before 5:00 p.m. New York City time on the five year anniversary of the Initial Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Applied Minerals, Inc., a Delaware corporation (the “Company”), up to 1,925,000 shares (the “Warrant Shares”) of common stock, $.001 par value per share (the “Common Stock”), of the Company.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined in 0 of this Warrant).  This Warrant is issued pursuant to the Investment Agreement, dated as of the date hereof (the “Investment Agreement”), by and between the Company and the Holder.

WHEREAS, the Holder wishes to acquire this Warrant from the Company, and the Company wishes to issue this Warrant to the Holder, pursuant to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, agree as follows:

EXERCISE

Exercise of Warrant

.

For so long as this Warrant remains outstanding, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by:

delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder pursuant to 0 of this Agreement) of a duly executed copy of a Notice of Exercise in the form attached to this Warrant (the “Notice of Exercise”) (provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, if this Warrant is exercised in full, the Holder shall have surrendered this Warrant to the Company); and

payment to the Company of the aggregate Exercise Price of the Warrant Shares thereby purchased (as well as all taxes required to be paid by the Holder, if any, pursuant to 0 of this Warrant) by wire transfer or cashier’s check drawn on a United States bank.

Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

0 notwithstanding,  by reason of the provisions of this 0, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face of this Warrant.

Exercise Price

.  The exercise price per share of the Common Stock under this Warrant shall be $2.00 per Warrant Share, subject to adjustment hereunder (the “Exercise Price”).

Mechanics of Exercise

Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment of the Exercise Price therefor, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Delivery of Certificates upon Exercise.  Certificates representing Warrant Shares shall be transmitted by the Company (whether through its transfer agent or otherwise) to the Holder to the address specified by the Holder in the Notice of Exercise within three Business Days from the delivery to the Company of the Notice of Exercise, together with an amount in cash in lieu of any fractional share(s), surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  The Warrant Shares shall be issued free of all legends, unless, in the reasonable opinion of outside counsel to the Company (after taking into account any representations of the Holder), the securities laws require a legend(s) to be affixed to the certificate(s) representing the Warrants Shares.  This Warrant shall be deemed to have been exercised on the first date on which the Notice of Exercise has been properly delivered to the Company, the Company has received the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to 0 of this Warrant before the issuance of such shares have been paid.  The Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, on the first date on which the Notice of Exercise has been properly delivered to the Company, the Company has received the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to 0 of this Warrant before the issuance of such shares have been paid.

Delivery of New Warrants upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

Rescission Rights.  If the Company fails to, or fails to cause its transfer agent to, transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this 0 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to, or fails to cause its transfer agent to, transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date pursuant to this 0, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall:

pay in cash to the Holder the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the amount obtained by multiplying (x) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue multiplied by (y) the price at which the sell order giving rise to such purchase obligation was executed, and at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under 0, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms of this Warrant.

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction on the basis of the Market Price per share of Common Stock on the date of such exercise.

Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense (including the fees of counsel) in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms of this Warrant.

DISSOLUTION

Dissolution; Liquidation.

If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Holder in the manner provided in 0 prior to the date on which such transaction is expected to become effective or, if earlier, the Record Date for such transaction.  Such notice also shall specify the date on which the holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be.  On the date of and as a condition to the consummation of any such transaction, the Holder shall receive the securities, money or other property that the Holder would have been entitled to receive had the Holder been the holder of record of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price) and the rights to exercise this Warrant shall terminate.

ADJUSTMENT

Adjustments Generally

.  In order to prevent dilution of the rights granted under this Warrant and to grant the Holder certain additional rights, the Exercise Price shall be subject to adjustment from time to time as provided in this 0 and the number of shares of Common Stock obtainable upon exercise of this Warrant also shall be subject to adjustment from time to time as provided in this 0.

Stock Dividends and Splits

.  In the event of any issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, the Exercise Price shall be adjusted pursuant to the following formula:

N0
E = E0 x --------
N1

where:

E	=
the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be;

E0	=
the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be;

N0	=
the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be; and

N1 =
the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination or reclassification, the number of shares outstanding immediately after such subdivision, combination or reclassification.

Such adjustment shall become effective (a) in the case of a dividend or distribution, immediately after the Open of Business on the Ex-Date for such dividend or distribution or (b) in the case of a subdivision, combination or reclassification, immediately after the Open of Business on the effective date for such subdivision, combination or reclassification. If any dividend or distribution or subdivision, combination or reclassification of the type described in this 0 is declared or announced but not made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision, combination or reclassification had not been declared or announced, as the case may be.

Below Market Issuances

.  If the Company, at any time while this Warrant is outstanding, shall issue shares of Common Stock or Convertible Securities at an Effective Consideration per share that is less than the Market Price on the Trading Day immediately before the issuance is announced, then the Exercise Price shall be adjusted pursuant to the following formula:

N0 + C/M
E = E0 x -------------
N0 + NA

where:

E	=	the Exercise Price in effect immediately after the Open of Business on the Trading Day of such issuance;

E0	=	the Exercise Price in effect immediately prior to the Open of Business on the Trading Day of such issuance;

N0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Trading Day of such issuance;

NA	=	the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed;

C	=	the total consideration receivable by the Company on issuance and/or the exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed; and

M =	the Five-Day VWAP as of the Trading Day immediately preceding the date on which such issuance is announced.

Such adjustment shall become effective immediately after the Open of Business on the Trading Day of such issuance.  In the event that an issuance of such Common Stock or Convertible Securities is announced but such Common Stock or Convertible Securities are not issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not been announced.

Issuances Below the Exercise Price

.  If the Company, at any time while this Warrant is outstanding, shall issue shares of Common Stock or Convertible Securities at an Effective Consideration per share that is less than the Exercise Price in effect at the Close of Business on the Trading Day immediately preceding such issuance (other than issuances to directors, officers, employees or consultants of the Company as compensation for services rendered to the Company by such persons), then the Exercise Price shall be adjusted pursuant to the following formula:

N0 + C/E0
E = E0 x -------------
N0 + NA

E =	the Exercise Price in effect immediately after the Open of Business on the Trading Day of such issuance;

E0 = the Exercise Price in effect immediately prior to the Open of Business on the Trading Day of such issuance;

N0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Trading Day of such issuance;

NA =	the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed; and

C =	the total consideration receivable by the Company on issuance and/or the exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed.

Such adjustment shall become effective immediately after the Open of Business on the Trading Day of such issuance.  In the event that an issuance of such Common Stock or Convertible Securities is announced but such Common Stock or Convertible Securities are not issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not been announced.

Pro Rata Distributions

.  If the Company, at any time while this Warrant is outstanding, shall issue as a dividend or distribution evidences of indebtedness, assets (including cash and cash dividends, other than those addressed in 0, 0 or 0), shares of capital stock (other than Common Stock) or rights, warrants, options or other securities convertible into or exchangeable or exercisable for capital stock (other than Common Stock), then the Exercise Price shall be adjusted pursuant to the following formula:

M - FMV
E = E0 x ---------------
  M

where:

E	=	the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0	=	the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

M	=	the Five-Day VWAP as of the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

FMV	=
the fair value of the portion of such dividend or distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution as determined by the Board of Directors in good faith.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution.  In the event that such dividend or distribution is declared or announced but not made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such distribution had not been declared or announced..

Rights Plans

.  If the Company has a shareholder rights plan in effect with respect to the Common Stock, upon exercise of a Warrant the Holder shall be entitled to receive, in addition to any shares of Common Stock, the rights under such shareholder rights plan, unless, prior to such exercise, such rights have separated from the Common Stock, in which case the Exercise Price and the number of Warrant Shares shall be adjusted at the time of separation as if the Company had made a distribution as described in 0, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Tender Offers; Exchange Offers

.  If, at any time while this Warrant is outstanding, the Company proposes to make a tender offer or exchange offer for Common Stock, in which the cash and fair value of any other consideration included in the payment per share of Common Stock exceeds the Market Price as of the Trading Day immediately following the expiration date of the tender offer or exchange offer (the “Offer Expiration Date”), the Exercise Price shall be adjusted pursuant to the following formula:

N0 x M
E = E0 x ---------------
A + (M x N1)

where:

E	=	the Exercise Price in effect immediately after the Close of Business on the Offer Expiration Date;

E0	=	the Exercise Price in effect immediately prior to the Close of Business on the Offer Expiration Date;

N0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender offer or exchange offer (prior to giving effect to the purchase or exchange of shares);

N1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A	=
the aggregate cash and fair value of any other consideration payable for shares of Common Stock purchased in such tender offer or exchange offer, as determined by the Board of Directors in good faith; and

M	=	the Five-Day VWAP on the Trading Day immediately following the Offer Expiration Date.

Any adjustment to the Exercise Price pursuant to this 0 shall become effective immediately after the Close of Business on the Offer Expiration Date.  In the event that the Company or a subsidiary of the Company does not purchase shares of Common Stock pursuant to any such tender offer or exchange offer, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such tender offer or exchange offer had not been made.

Fundamental Transactions

If, at any time while this Warrant is outstanding, the Company effects a merger, acquisition, consolidation or similar transaction (including any Fundamental Transaction), then, the Company shall make appropriate arrangements to ensure that the Holder will thereafter receive upon an exercise of this Warrant at any time after the consummation of a Fundamental Transaction (and subject to continuing adjustment in accordance with the terms hereof) but before the Termination Date, in lieu of the Warrant Shares issuable upon the exercise of this Warrant immediately prior to such Fundamental Transaction, such cash, stock, assets, securities, warrants, options, subscription rights or other property that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately before such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).  If any holder of Common Stock is given any choice as to the cash, stock, assets, securities, warrants, options, subscription rights  or other property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to what it receives upon any exercise of this Warrant following such Fundamental Transaction.

The Company hereby grants to the Holder an irrevocable option to require the Company to repurchase this Warrant in the event of a Fundamental Transaction upon the closing of such Fundamental Transaction (provided that the Holder elects to exercise this option by giving written notice to the Company within 10 Business Days of the Holder receiving written notice of such Fundamental Transaction from the Company) at a price equal to the product of (i) the number of Warrant Shares issuable upon exercise of this Warrant and (ii) the Five-Day VWAP as of the fifth Trading Day immediately following public announcement of the Fundamental Transaction less the Exercise Price..

Adjustment to the Number of Warrant Shares

.  Concurrently with any adjustment to the Exercise Price under this 0, the number of Warrant Shares also will be adjusted such that the number of Warrant Shares immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares immediately prior to such adjustment multiplied by a fraction, (a) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (b) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Additional Considerations

.  In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the number of Warrant Shares if that adjustment would increase the Exercise Price, except in the event of a reverse stock split or in the event that an adjustment is made in respect of an event but such event does not occur and the adjustment is reversed.  The Company covenants that, while this Warrant is outstanding, it will not amend its certificate of incorporation to increase the Common Stock’s par value above $0.001 per share.  Notwithstanding anything else in this Warrant to the contrary, the Exercise Price shall not be adjusted to an amount below the Common Stock’s par value per share.  If any single action would require adjustment of the Exercise Price pursuant to more than one Sections of this 0, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.  The adjustments required by this 0 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made decreases the Exercise Price immediately prior to the making of such adjustment by at least 1%.  Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this 0 and not previously made, would result in such minimum adjustment.  If the Company issues to any Person any Convertible Securities that, in the sole and absolute discretion of the Holder, contain adjustment provisions more favorable than those of this Warrant, this Warrant shall be amended to include such provisions.

Calculations

.  All calculations under this 0 shall be made to the nearest cent or the nearest share, as the case may be.  For purposes of this 0, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

Notice to the Holder

Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to this 0, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Notice to Allow Exercise by the Holder.  If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party (including any Fundamental Transaction), any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property,(v) the Company commences any tender offer (including any exchange offer) as announced from time to time for all or a portion of the outstanding shares of Common Stock, (vi) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or (vii) the Company shall engage in any other transaction that would result in an adjustment to the Exercise Price in accordance herewith, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 20 calendar days before the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, tender offer, exchange offer or other action is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, tender offer, exchange offer or other action; provided, however, that, the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall forthwith file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

TRANSFERS

Transferability

.  Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable pursuant to 0.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and, if the assignor assigns less than the entirety of this Warrant, shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

New Warrants

.  This Warrant may be divided or combined with other Warrants upon presentation of this Warrant at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with 0 of this Warrant, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice.  All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical to this Warrant, except as to the number of Warrant Shares issuable pursuant thereto.

Warrant Register

.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record holder from time to time.  The Company may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant or any distribution to the Holder and for all other purposes, absent actual notice to the contrary.

CALL OPTION

Call Option

.  The Company, subject to compliance with this Article V, has an option (the “Call Option”) to acquire all or a portion of this Warrant; provided, that, the following conditions are met: (a) the VWAP for the 60 consecutive Trading Days immediately preceding the date on which the Holder receives the Call Notice (as defined below) is in excess of $2.00 and (b) the closing market price of the Common Stock (on the Trading Market or, if the Common Stock currently is trading on multiple Trading Markets, the principal Trading Market for the Common Stock) (the “Market Price”) is in excess of $2.00 on the date immediately preceding the date on which the Call Notice is received; provided further, that, if the Company exercises a Call Option for a portion of this Warrant, the Company may not acquire less than that portion of this Warrant equal to 962,500 Warrant Rights.

Option Price

.  For each part of this Warrant representing the right to acquire one share of Common Stock (each, a “Warrant Right”), the price to be paid in cash by the Company to the Holder for each Warrant Right (the “Option Price”) shall be equal to the difference between (a) the greater of (i) the Market Price on the date immediately preceding the date on which the Holder receives the Call Notice and (ii) the VWAP for the 60 consecutive Trading Days immediately preceding the date on which the Holder receives the Call Notice and (b) $2.00; provided, that, under no circumstances shall the Company acquire the Warrant Rights from the Holder for less than $0.10 per Warrant Right.

Procedures

.  Subject to the limitations set forth herein, for so long as this Warrant remains outstanding, the Company may exercise a Call Option at anytime and from time to time by delivering to the Holder written notice of its intention to exercise the Call Option (the “Call Notice”) setting forth the date of the Call Closing and the number of Warrant Rights with respect to which such Call Option is being exercised  Each closing of the purchase of the Warrant Rights pursuant to the exercise of a Call Option (a “Call Closing”) will occur not less than 10 Business Days nor more than 20 Business Days following the delivery of the Call Notice; provided, however, that, the Holder may exercise this Warrant or any portion thereof prior to the Call Closing, in which case the Company will issue to the Holder the requisite Warrant Shares duly and validly issued, fully paid and non-assessable, free and clear of all liens, claims or encumbrances in accordance with the terms and conditions of this Warrant.

Call Closing

.  At the Call Closing, the Company shall pay to the Holder in cash an amount equal to Option Price multiplied by the number of Warrant Rights being acquired, which payment shall be made by wire transfer in immediately available funds to a bank account designated by the Holder prior to the Call Closing, and in the event that a Call Option is being exercised with respect to all of the Warrant Rights, the Holder, after receiving such payment, shall surrender the Warrant to the Company.

MISCELLANEOUS.

Transferability

.  Before the Termination Date and subject to compliance with applicable laws and 0 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

No Rights or Obligations as Holder of Common Stock Until Exercise

.  This Warrant does not entitle the Holder to any voting rights or other rights as a holder of Common Stock of the Company before the exercise of this Warrant.  No provision of this Warrant, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Loss, Theft, Destruction or Mutilation of Warrant

.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

Saturdays, Sundays, Holidays, etc.

  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

Authorized Shares

 The Company covenants that during the period this Warrant is outstanding, the Board of Directors has authorized and reserved (and, in the case of any adjustment to the number of Warrant Shares hereunder, will authorize and reserve) for issuance such number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company covenants that all shares of Common Stock that shall be so issuable shall be duly or validly issued, fully paid and non-assessable.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, whose purpose or effect is to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately before such increase in par value,

take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any Government Authority.

Damages

.  Without limiting any other provision of this Warrant or the Investment Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which failure results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Fees and Expenses

.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Warrant shall be paid by the Person incurring such fees or expenses.

Amendment; Modification; Waivers

.  A provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the Person against whom such waiver is intended to be effective, which writing shall specifically reference this Warrant, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s).  No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Notices

.  All notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Person for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, if to the Company, to the address set forth on the signature pages hereto opposite the signature block of the Company, and as to the Holders, on the records of the Company, to receive such notice or to such other address as may be designated in writing, in the same manner, by such Person.

Third-Party Beneficiaries

.  Nothing in this Warrant, express or implied, is intended to confer upon any Person other than the Company and the Holder and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

Governing Law; Submission to Jurisdiction

.  This Warrant and all disputes or controversies arising out of or relating to this Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of laws that would apply the laws of other jurisdictions.  Each of the Company and the Holder agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York County (together with the appellate courts thereof, the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transactions, each of them (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company or the Holder, (d) agrees that to the extent permitted by the rules of the court in which any such action or proceeding is brought, service of process in such action or proceeding shall be effective if notice is given in accordance with 0 of this Warrant, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient.  Notwithstanding anything herein to the contrary, (a) nothing in this 0 shall prohibit any Party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (b) each of the Company and the Holder waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment issued by a Chosen Court in any jurisdiction in the world.

Waiver of Trial by Jury

.  EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT OR IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH OF THE COMPANY AND THE HOLDER CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Assignment; Successors

.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of the Holder.  The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant and shall be enforceable by any such holder or holder of Warrant Shares.

Headings

.  All heading references contained in this Warrant are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Warrant.

Severability

.  The provisions of this Warrant shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.  Whenever possible, each provision or portion of any provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Warrant and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that, if any one or more of the provisions contained in this Warrant shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

Specific Performance

.  The Company hereby acknowledges and agrees that its failure to perform its agreements and covenants hereunder will cause irreparable injury to the Holder for which damages, even if available, will not be an adequate remedy.  Accordingly, the Company hereby consents to the issuance of injunctive relief by the Chosen Courts to compel performance of the Company’s obligations and to the granting by the Chosen Courts of the remedy of specific performance of the Company’s obligations hereunder.

Counterparts

.  This Warrant may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the Company and the Holder and delivered to the other.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

APPLIED MINERALS, INC.		Address for Notices:

By:
Name:
Title:

SAMLYN ONSHORE FUND, LP		Address for Notices: 500 Park Avenue, New York, New York 10022 Attn: Michael Barry, General Counsel

By:
Name:
Title:

Signature Page to Warrant

APPENDIX A

Definitions

Term	Section
Buy-In	0
Call Closing	0
Call Notice	0
Call Option	0
Chosen Courts	0
Common Stock	Preamble
Company	Preamble
Exercise Price	0
Holder	Preamble
Initial Exercise Date	Preamble
Investment Agreement	Preamble
Market Price	0
Notice of Exercise	0
Offer Expiration Date	0
Option Price	0
Termination Date	Preamble
Warrant	Preamble
Warrant Register	0
Warrant Right	0
Warrant Shares	Preamble
Warrant Share Delivery Date	0

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Close of Business” means 5:00 p.m. New York City time.

“Convertible Securities” means any rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock.

“Effective Consideration” means the amount paid or payable to acquire shares of Common Stock (or, in the case of Convertible Securities, the amount paid or payable to acquire the Convertible Security, if any, plus the exercise price for the underlying Common Stock).

“Ex-Date” means (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the VWAP was obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any subdivision, split, combination or reclassification of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision, split, combination or reclassification becomes effective.

“Five-Day VWAP” means the VWAP for the immediately preceding five consecutive Trading Days.

“Fundamental Transaction” means, at any time while this Warrant is outstanding,

(a)
a merger, consolidation or other similar transaction or series of transactions to which the Company is a party and pursuant to which (i) the Company is not the surviving Person in such transaction or (ii) if the Company is the surviving Person, the holders of shares of Common Stock immediately prior to such transaction (including for this purpose any shares issuable upon exercise of this Warrant) represent less than 50% of the shares of Common Stock outstanding immediately following such transaction (including for this purpose the shares of Common Stock issuable upon exercise of this Warrant) and

(b)	any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions.

“Governmental Authority” means any federal, state or local governmental authority or agency or any instrumentality thereof.

“Open of Business” means 9:00 a.m. local New York City time.

“Person” shall be construed broadly and shall include an individual, a trust, a corporation, a partnership, an association, a joint venture, a limited liability company, a joint stock company, an unincorporated organization and a Government Authority.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: OTCBB, OTCQX, OTCQB, OTC Pink, The NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, or the New York Stock Exchange).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

(a)
if the Common Stock is listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is listed or quoted for trading as reported by Bloomberg, L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time));

(b)
if the Common Stock is not quoted for trading on the OTCBB, OTCQX, or OTCQB, and if prices for the Common Stock are reported in the OTC Pink, the most recent bid price per share of the Common Stock so reported; or

(c)
in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ANNEX I

NOTICE OF EXERCISE

TO: Applied Minerals, Inc.

(1)           The undersigned hereby elects to purchase _________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall be in lawful money of the United States.

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following Depository Trust Company Deposit Withdrawal Agent Commission Account Number or by physical delivery of a certificate to:

ANNEX II

ASSIGNMENT & ASSUMPTION FORM
(To assign the foregoing warrant, execute
this form and supply the required information.
Do not use this form to exercise the warrant.)

Dated: [●]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________(the “Assignee”).  The Assignee, by executing this Assignment and Assumption, hereby agrees to comply with all of the provisions of the Warrant, with the same force and effect as if the Assignee were originally the Holder thereunder..

[HOLDER]	whose address is:

By: ___________________________________
Name:
Title:

[ASSIGNEE]	whose address is:

By: ___________________________________
Name:
Title:

WARRANT

BETWEEN

APPLIED MINERALS, INC.

AND

SAMLYN OFFSHORE MASTER FUND, LTD.

DATED DECEMBER 22, 2011

Appendix A	Definitions	15

Annex I	Notice of Exercise	17
Annex II	Assignment Form	18

WARRANT
To Purchase Shares of Common Stock,
Par Value $0.001 Per Share,
of
APPLIED MINERALS, INC.

Initial Issuance Date:  December 22, 2011

THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Samlyn Offshore Master Fund, Ltd., a Cayman Islands exempted company (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the “Initial Exercise Date”) and on or before 5:00 p.m. New York City time on the five year anniversary of the Initial Issuance Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Applied Minerals, Inc., a Delaware corporation (the “Company”), up to 3,075,000 shares (the “Warrant Shares”) of common stock, $.001 par value per share (the “Common Stock”), of the Company.  The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price (as defined in 0 of this Warrant).  This Warrant is issued pursuant to the Investment Agreement, dated as of the date hereof (the “Investment Agreement”), by and between the Company and the Holder.

WHEREAS, the Holder wishes to acquire this Warrant from the Company, and the Company wishes to issue this Warrant to the Holder, pursuant to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder, intending to be legally bound, agree as follows:

EXERCISE

Exercise of Warrant
.
For so long as this Warrant remains outstanding, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by:

delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder pursuant to 0 of this Agreement) of a duly executed copy of a Notice of Exercise in the form attached to this Warrant (the “Notice of Exercise”) (provided, however, within five Trading Days of the date said Notice of Exercise is delivered to the Company, if this Warrant is exercised in full, the Holder shall have surrendered this Warrant to the Company); and

payment to the Company of the aggregate Exercise Price of the Warrant Shares thereby purchased (as well as all taxes required to be paid by the Holder, if any, pursuant to 0 of this Warrant) by wire transfer or cashier’s check drawn on a United States bank.

Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and this Warrant has been exercised in full.  Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased.  The Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases.

0 notwithstanding,  by reason of the provisions of this 0, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face of this Warrant.

Exercise Price

.  The exercise price per share of the Common Stock under this Warrant shall be $2.00 per Warrant Share, subject to adjustment hereunder (the “Exercise Price”).

2

Mechanics of Exercise

Authorization of Warrant Shares.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment of the Exercise Price therefor, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Delivery of Certificates upon Exercise.  Certificates representing Warrant Shares shall be transmitted by the Company (whether through its transfer agent or otherwise) to the Holder to the address specified by the Holder in the Notice of Exercise within three Business Days from the delivery to the Company of the Notice of Exercise, together with an amount in cash in lieu of any fractional share(s), surrender of this Warrant (if required) and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”).  The Warrant Shares shall be issued free of all legends, unless, in the reasonable opinion of outside counsel to the Company (after taking into account any representations of the Holder), the securities laws require a legend(s) to be affixed to the certificate(s) representing the Warrants Shares.  This Warrant shall be deemed to have been exercised on the first date on which the Notice of Exercise has been properly delivered to the Company, the Company has received the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to 0 of this Warrant before the issuance of such shares have been paid.  The Warrant Shares shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, on the first date on which the Notice of Exercise has been properly delivered to the Company, the Company has received the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to 0 of this Warrant before the issuance of such shares have been paid.

Delivery of New Warrants upon Exercise.  If this Warrant shall have been exercised in part, the Company shall, at the request of the Holder and upon surrender of this Warrant, at the time of delivery of the certificate or certificates representing Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

Rescission Rights.  If the Company fails to, or fails to cause its transfer agent to, transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this 0 by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Exercise.  In addition to any other rights available to the Holder, if the Company fails to, or fails to cause its transfer agent to, transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date pursuant to this 0, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall:

pay in cash to the Holder the amount by which (A) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the amount obtained by multiplying (x) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue multiplied by (y) the price at which the sell order giving rise to such purchase obligation was executed, and at the option of the Holder, either reinstate the portion of this Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under 0, the Company shall be required to pay the Holder $1,000.  The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms of this Warrant.

No Fractional Shares or Scrip.  No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.  As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction on the basis of the Market Price per share of Common Stock on the date of such exercise.

Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense (including the fees of counsel) in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms of this Warrant.

3

DISSOLUTION

Dissolution; Liquidation.

If, on or prior to the Expiration Date, the Company (or any other Person controlling the Company) shall propose a voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, the Company shall give written notice thereof to the Holder in the manner provided in 0 prior to the date on which such transaction is expected to become effective or, if earlier, the Record Date for such transaction.  Such notice also shall specify the date on which the holders of record of the shares of Common Stock shall be entitled to exchange their shares for securities, money or other property deliverable upon such dissolution, liquidation or winding up, as the case may be.  On the date of and as a condition to the consummation of any such transaction, the Holder shall receive the securities, money or other property that the Holder would have been entitled to receive had the Holder been the holder of record of the shares of Common Stock issuable upon exercise of this Warrant immediately prior to such dissolution, liquidation or winding up (net of the then applicable Exercise Price) and the rights to exercise this Warrant shall terminate.

ADJUSTMENT

Adjustments Generally

.  In order to prevent dilution of the rights granted under this Warrant and to grant the Holder certain additional rights, the Exercise Price shall be subject to adjustment from time to time as provided in this 0 and the number of shares of Common Stock obtainable upon exercise of this Warrant also shall be subject to adjustment from time to time as provided in this 0.

Stock Dividends and Splits

.  In the event of any issuance of Common Stock as a dividend or distribution to all holders of Common Stock, or a subdivision, combination or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, the Exercise Price shall be adjusted pursuant to the following formula:

N0
E = E0 x --------
N1

where:

E	=
the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be;

E0	=
the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be;

N0	=
the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution, or immediately prior to the Open of Business on the effective date for such subdivision, combination or reclassification, as the case may be; and

N1 =
the number of shares of Common Stock equal to (i) in the case of a dividend or distribution, the sum of the number of shares outstanding immediately prior to the Open of Business on the Ex-Date for such dividend or distribution plus the total number of shares issued pursuant to such dividend or distribution or (ii) in the case of a subdivision, combination or reclassification, the number of shares outstanding immediately after such subdivision, combination or reclassification.

Such adjustment shall become effective (a) in the case of a dividend or distribution, immediately after the Open of Business on the Ex-Date for such dividend or distribution or (b) in the case of a subdivision, combination or reclassification, immediately after the Open of Business on the effective date for such subdivision, combination or reclassification. If any dividend or distribution or subdivision, combination or reclassification of the type described in this 0 is declared or announced but not made, the Exercise Price shall again be adjusted to the Exercise Price that would then be in effect if such dividend or distribution or subdivision, combination or reclassification had not been declared or announced, as the case may be.

4

Below Market Issuances

.  If the Company, at any time while this Warrant is outstanding, shall issue shares of Common Stock or Convertible Securities at an Effective Consideration per share that is less than the Market Price on the Trading Day immediately before the issuance is announced, then the Exercise Price shall be adjusted pursuant to the following formula:

N0 + C/M
E = E0 x -------------
N0 + NA

where:

E	=	the Exercise Price in effect immediately after the Open of Business on the Trading Day of such issuance;

E0	=	the Exercise Price in effect immediately prior to the Open of Business on the Trading Day of such issuance;

N0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Trading Day of such issuance;

NA	=	the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed;

C	=	the total consideration receivable by the Company on issuance and/or the exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed; and

M =	the Five-Day VWAP as of the Trading Day immediately preceding the date on which such issuance is announced.

Such adjustment shall become effective immediately after the Open of Business on the Trading Day of such issuance.  In the event that an issuance of such Common Stock or Convertible Securities is announced but such Common Stock or Convertible Securities are not issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not been announced.

5

Issuances Below the Exercise Price

.  If the Company, at any time while this Warrant is outstanding, shall issue shares of Common Stock or Convertible Securities at an Effective Consideration per share that is less than the Exercise Price in effect at the Close of Business on the Trading Day immediately preceding such issuance (other than issuances to directors, officers, employees or consultants of the Company as compensation for services rendered to the Company by such persons), then the Exercise Price shall be adjusted pursuant to the following formula:

N0 + C/E0
E = E0 x -------------
N0 + NA

E =	the Exercise Price in effect immediately after the Open of Business on the Trading Day of such issuance;

E0 = the Exercise Price in effect immediately prior to the Open of Business on the Trading Day of such issuance;

N0 =	the number of shares of Common Stock outstanding immediately prior to the Open of Business on the Trading Day of such issuance;

NA =	the number of shares of Common Stock issued and/or issuable upon exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed; and

C =	the total consideration receivable by the Company on issuance and/or the exercise, conversion or exchange of any Convertible Securities, full physical settlement assumed.

Such adjustment shall become effective immediately after the Open of Business on the Trading Day of such issuance.  In the event that an issuance of such Common Stock or Convertible Securities is announced but such Common Stock or Convertible Securities are not issued, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such issuance had not been announced.

Pro Rata Distributions

.  If the Company, at any time while this Warrant is outstanding, shall issue as a dividend or distribution evidences of indebtedness, assets (including cash and cash dividends, other than those addressed in 0, 0 or 0), shares of capital stock (other than Common Stock) or rights, warrants, options or other securities convertible into or exchangeable or exercisable for capital stock (other than Common Stock), then the Exercise Price shall be adjusted pursuant to the following formula:

M - FMV
E = E0 x ---------------
  M

where:

E	=	the Exercise Price in effect immediately after the Open of Business on the Ex-Date for such dividend or distribution;

E0	=	the Exercise Price in effect immediately prior to the Open of Business on the Ex-Date for such dividend or distribution;

M	=	the Five-Day VWAP as of the Trading Day immediately preceding the Ex-Date for such dividend or distribution; and

FMV	=
the fair value of the portion of such dividend or distribution applicable to one share of Common Stock on the Trading Day immediately preceding the Ex-Date for such dividend or distribution as determined by the Board of Directors in good faith.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Date for such dividend or distribution.  In the event that such dividend or distribution is declared or announced but not made, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such distribution had not been declared or announced..

6

Rights Plans

.  If the Company has a shareholder rights plan in effect with respect to the Common Stock, upon exercise of a Warrant the Holder shall be entitled to receive, in addition to any shares of Common Stock, the rights under such shareholder rights plan, unless, prior to such exercise, such rights have separated from the Common Stock, in which case the Exercise Price and the number of Warrant Shares shall be adjusted at the time of separation as if the Company had made a distribution as described in 0, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Tender Offers; Exchange Offers

.  If, at any time while this Warrant is outstanding, the Company proposes to make a tender offer or exchange offer for Common Stock, in which the cash and fair value of any other consideration included in the payment per share of Common Stock exceeds the Market Price as of the Trading Day immediately following the expiration date of the tender offer or exchange offer (the “Offer Expiration Date”), the Exercise Price shall be adjusted pursuant to the following formula:

N0 x M
E = E0 x ---------------
A + (M x N1)

where:

E	=	the Exercise Price in effect immediately after the Close of Business on the Offer Expiration Date;

E0	=	the Exercise Price in effect immediately prior to the Close of Business on the Offer Expiration Date;

N0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender offer or exchange offer (prior to giving effect to the purchase or exchange of shares);

N1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase or exchange of shares);

A	=
the aggregate cash and fair value of any other consideration payable for shares of Common Stock purchased in such tender offer or exchange offer, as determined by the Board of Directors in good faith; and

M	=	the Five-Day VWAP on the Trading Day immediately following the Offer Expiration Date.

Any adjustment to the Exercise Price pursuant to this 0 shall become effective immediately after the Close of Business on the Offer Expiration Date.  In the event that the Company or a subsidiary of the Company does not purchase shares of Common Stock pursuant to any such tender offer or exchange offer, or all such purchases are rescinded, then the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such tender offer or exchange offer had not been made.

7

Fundamental Transactions

.If, at any time while this Warrant is outstanding, the Company effects a merger, acquisition, consolidation or similar transaction (including any Fundamental Transaction), then, the Company shall make appropriate arrangements to ensure that the Holder will thereafter receive upon an exercise of this Warrant at any time after the consummation of a Fundamental Transaction (and subject to continuing adjustment in accordance with the terms hereof) but before the Termination Date, in lieu of the Warrant Shares issuable upon the exercise of this Warrant immediately prior to such Fundamental Transaction, such cash, stock, assets, securities, warrants, options, subscription rights or other property that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Warrant been exercised immediately before such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant).  If any holder of Common Stock is given any choice as to the cash, stock, assets, securities, warrants, options, subscription rights  or other property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to what it receives upon any exercise of this Warrant following such Fundamental Transaction.

The Company hereby grants to the Holder an irrevocable option to require the Company to repurchase this Warrant in the event of a Fundamental Transaction upon the closing of such Fundamental Transaction (provided that the Holder elects to exercise this option by giving written notice to the Company within 10 Business Days of the Holder receiving written notice of such Fundamental Transaction from the Company) at a price equal to the product of (i) the number of Warrant Shares issuable upon exercise of this Warrant and (ii) the Five-Day VWAP as of the fifth Trading Day immediately following public announcement of the Fundamental Transaction less the Exercise Price..

Adjustment to the Number of Warrant Shares

.  Concurrently with any adjustment to the Exercise Price under this 0, the number of Warrant Shares also will be adjusted such that the number of Warrant Shares immediately following the effectiveness of such adjustment will be equal to the number of Warrant Shares immediately prior to such adjustment multiplied by a fraction, (a) the numerator of which is the Exercise Price in effect immediately prior to such adjustment and (b) the denominator of which is the Exercise Price in effect immediately following such adjustment.

Additional Considerations

.  In no event will the Company adjust the Exercise Price or make a corresponding adjustment to the number of Warrant Shares if that adjustment would increase the Exercise Price, except in the event of a reverse stock split or in the event that an adjustment is made in respect of an event but such event does not occur and the adjustment is reversed.  The Company covenants that, while this Warrant is outstanding, it will not amend its certificate of incorporation to increase the Common Stock’s par value above $0.001 per share.  Notwithstanding anything else in this Warrant to the contrary, the Exercise Price shall not be adjusted to an amount below the Common Stock’s par value per share.  If any single action would require adjustment of the Exercise Price pursuant to more than one Sections of this 0, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.  The adjustments required by this 0 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Exercise Price that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made decreases the Exercise Price immediately prior to the making of such adjustment by at least 1%.  Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this 0 and not previously made, would result in such minimum adjustment.  If the Company issues to any Person any Convertible Securities that, in the sole and absolute discretion of the Holder, contain adjustment provisions more favorable than those of this Warrant, this Warrant shall be amended to include such provisions.

Calculations

.  All calculations under this 0 shall be made to the nearest cent or the nearest share, as the case may be.  For purposes of this 0, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

8

Notice to the Holder
.

Adjustment to Exercise Price.  Whenever the Exercise Price is adjusted pursuant to this 0, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Notice to Allow Exercise by the Holder.  If (i) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (iii) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (iv) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party (including any Fundamental Transaction), any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property,(v) the Company commences any tender offer (including any exchange offer) as announced from time to time for all or a portion of the outstanding shares of Common Stock, (vi) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company or (vii) the Company shall engage in any other transaction that would result in an adjustment to the Exercise Price in accordance herewith, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined below) of the Company, at least 20 calendar days before the applicable record or effective date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, tender offer, exchange offer or other action is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, tender offer, exchange offer or other action; provided, however, that, the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of its subsidiaries, the Company shall forthwith file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder is entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice.

TRANSFERS

Transferability

.  Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable pursuant to 0.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment and, if the assignor assigns less than the entirety of this Warrant, shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.

New Warrants

.  This Warrant may be divided or combined with other Warrants upon presentation of this Warrant at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney.  Subject to compliance with 0 of this Warrant, as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for this Warrant or Warrants to be divided or combined in accordance with such notice.  All Warrants issued on transfers or exchanges shall be dated the initial issuance date set forth on the first page of this Warrant and shall be identical to this Warrant, except as to the number of Warrant Shares issuable pursuant thereto.

Warrant Register

.  The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record holder from time to time.  The Company may deem and treat the registered holder of this Warrant as the absolute owner of this Warrant for the purpose of any exercise of this Warrant or any distribution to the Holder and for all other purposes, absent actual notice to the contrary.

9

CALL OPTION

Call Option

.  The Company, subject to compliance with this Article V, has an option (the “Call Option”) to acquire all or a portion of this Warrant; provided, that, the following conditions are met: (a) the VWAP for the 60 consecutive Trading Days immediately preceding the date on which the Holder receives the Call Notice (as defined below) is in excess of $2.00 and (b) the closing market price of the Common Stock (on the Trading Market or, if the Common Stock currently is trading on multiple Trading Markets, the principal Trading Market for the Common Stock) (the “Market Price”) is in excess of $2.00 on the date immediately preceding the date on which the Call Notice is received; provided further, that, if the Company exercises a Call Option for a portion of this Warrant, the Company may not acquire less than that portion of this Warrant equal to 1,537,500 Warrant Rights.

Option Price

.  For each part of this Warrant representing the right to acquire one share of Common Stock (each, a “Warrant Right”), the price to be paid in cash by the Company to the Holder for each Warrant Right (the “Option Price”) shall be equal to the difference between (a) the greater of (i) the Market Price on the date immediately preceding the date on which the Holder receives the Call Notice and (ii) the VWAP for the 60 consecutive Trading Days immediately preceding the date on which the Holder receives the Call Notice and (b) $2.00; provided, that, under no circumstances shall the Company acquire the Warrant Rights from the Holder for less than $0.10 per Warrant Right.

Procedures

.  Subject to the limitations set forth herein, for so long as this Warrant remains outstanding, the Company may exercise a Call Option at anytime and from time to time by delivering to the Holder written notice of its intention to exercise the Call Option (the “Call Notice”) setting forth the date of the Call Closing and the number of Warrant Rights with respect to which such Call Option is being exercised  Each closing of the purchase of the Warrant Rights pursuant to the exercise of a Call Option (a “Call Closing”) will occur not less than 10 Business Days nor more than 20 Business Days following the delivery of the Call Notice; provided, however, that, the Holder may exercise this Warrant or any portion thereof prior to the Call Closing, in which case the Company will issue to the Holder the requisite Warrant Shares duly and validly issued, fully paid and non-assessable, free and clear of all liens, claims or encumbrances in accordance with the terms and conditions of this Warrant.

Call Closing

.  At the Call Closing, the Company shall pay to the Holder in cash an amount equal to Option Price multiplied by the number of Warrant Rights being acquired, which payment shall be made by wire transfer in immediately available funds to a bank account designated by the Holder prior to the Call Closing, and in the event that a Call Option is being exercised with respect to all of the Warrant Rights, the Holder, after receiving such payment, shall surrender the Warrant to the Company.

MISCELLANEOUS.

Transferability

.  Before the Termination Date and subject to compliance with applicable laws and 0 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed.

No Rights or Obligations as Holder of Common Stock Until Exercise

.  This Warrant does not entitle the Holder to any voting rights or other rights as a holder of Common Stock of the Company before the exercise of this Warrant.  No provision of this Warrant, in the absence of any affirmative action by the Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

Loss, Theft, Destruction or Mutilation of Warrant

.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which shall not include the posting of any bond), and upon surrender and cancellation of such Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of such Warrant.

Saturdays, Sundays, Holidays, etc.

  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

10

Authorized Shares

 The Company covenants that during the period this Warrant is outstanding, the Board of Directors has authorized and reserved (and, in the case of any adjustment to the number of Warrant Shares hereunder, will authorize and reserve) for issuance such number of shares of Common Stock to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company covenants that all shares of Common Stock that shall be so issuable shall be duly or validly issued, fully paid and non-assessable.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, whose purpose or effect is to avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately before such increase in par value,

take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant Shares upon the exercise of this Warrant, and use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any Government Authority.

Damages

.  Without limiting any other provision of this Warrant or the Investment Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which failure results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

Fees and Expenses

.  Except as otherwise provided herein, all fees and expenses incurred in connection with or related to this Warrant shall be paid by the Person incurring such fees or expenses.

Amendment; Modification; Waivers

.  A provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Holder, or in the case of a waiver, by the Person against whom such waiver is intended to be effective, which writing shall specifically reference this Warrant, specify the provision(s) hereof that it is intended to amend or waive and further specify that it is intended to amend or waive such provision(s).  No failure or delay by any Person in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Notices

.  All notices and other communications hereunder shall be in writing and shall be deemed duly given if (a) served by personal delivery upon the Person for whom it is intended, (b) delivered by registered or certified mail, return receipt requested, (c) delivered by overnight air courier or (d) sent by facsimile transmission or email, with prompt confirmation by telephone of such transmission or email, if to the Company, to the address set forth on the signature pages hereto opposite the signature block of the Company, and as to the Holders, on the records of the Company, to receive such notice or to such other address as may be designated in writing, in the same manner, by such Person.

Third-Party Beneficiaries

.  Nothing in this Warrant, express or implied, is intended to confer upon any Person other than the Company and the Holder and their respective successors and permitted assigns any rights, benefits or remedies of any nature whatsoever.

11

Governing Law; Submission to Jurisdiction

.  This Warrant and all disputes or controversies arising out of or relating to this Warrant shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of laws that would apply the laws of other jurisdictions.  Each of the Company and the Holder agrees that it shall bring any litigation with respect to any claim arising out of or related to this Agreement, exclusively in the United States District Court for the Southern District of New York or any New York State court sitting in New York County (together with the appellate courts thereof, the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the Transactions, each of them (a) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (b) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) waives any objection that the Chosen Courts are an inconvenient forum or as not having jurisdiction over either the Company or the Holder, (d) agrees that to the extent permitted by the rules of the court in which any such action or proceeding is brought, service of process in such action or proceeding shall be effective if notice is given in accordance with 0 of this Warrant, although nothing contained in this Agreement shall affect the right to serve process in any other manner permitted by law and (e) agrees not to seek a transfer of venue on the basis that another forum is more convenient.  Notwithstanding anything herein to the contrary, (a) nothing in this 0 shall prohibit any Party from seeking or obtaining orders for conservatory or interim relief from any court of competent jurisdiction and (b) each of the Company and the Holder waives any and all objections or defenses to the recognition, recording, registration or enforcement of such judgment issued by a Chosen Court in any jurisdiction in the world.

Waiver of Trial by Jury

.  EACH OF THE COMPANY AND THE HOLDER ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT OR IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PERSON HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PERSON MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT.  EACH OF THE COMPANY AND THE HOLDER CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) SUCH PERSON UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) SUCH PERSON MAKES THIS WAIVER VOLUNTARILY, AND (d) SUCH PERSON HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH ANCILLARY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Assignment; Successors

.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors of the Holder.  The provisions of this Warrant are intended to be for the benefit of all holders from time to time of this Warrant and shall be enforceable by any such holder or holder of Warrant Shares.

Headings

.  All heading references contained in this Warrant are for convenience purposes only and shall not be deemed to limit or affect any of the provisions of this Warrant.

12

Severability

.  The provisions of this Warrant shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision.  Whenever possible, each provision or portion of any provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Warrant and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction; provided, that, if any one or more of the provisions contained in this Warrant shall be determined to be excessively broad as to activity, subject, duration or geographic scope, it shall be reformed by limiting and reducing it to the minimum extent necessary, so as to be enforceable under applicable law.

Specific Performance

.  The Company hereby acknowledges and agrees that its failure to perform its agreements and covenants hereunder will cause irreparable injury to the Holder for which damages, even if available, will not be an adequate remedy.  Accordingly, the Company hereby consents to the issuance of injunctive relief by the Chosen Courts to compel performance of the Company’s obligations and to the granting by the Chosen Courts of the remedy of specific performance of the Company’s obligations hereunder.

Counterparts

.  This Warrant may be executed in counterparts, all of which shall be considered one and the same instrument, and shall become effective when one or more counterparts have been signed by each of the Company and the Holder and delivered to the other.

[SIGNATURE PAGE FOLLOWS]

13

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

APPLIED MINERALS, INC.		Address for Notices:

By:
Name:
Title:

SAMLYN OFFSHORE MASTER FUND, LTD.		Address for Notices: 500 Park Avenue, New York, New York 10022 Attn: Michael Barry, General Counsel

By:
Name:
Title:

Signature Page to Warrant

APPENDIX A

Definitions

Term	Section
Buy-In	0
Call Closing	0
Call Notice	0
Call Option	0
Chosen Courts	0
Common Stock	Preamble
Company	Preamble
Exercise Price	0
Holder	Preamble
Initial Exercise Date	Preamble
Investment Agreement	Preamble
Market Price	0
Notice of Exercise	0
Offer Expiration Date	0
Option Price	0
Termination Date	Preamble
Warrant	Preamble
Warrant Register	0
Warrant Right	0
Warrant Shares	Preamble
Warrant Share Delivery Date	0

15

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Close of Business” means 5:00 p.m. New York City time.

“Convertible Securities” means any rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock.

“Effective Consideration” means the amount paid or payable to acquire shares of Common Stock (or, in the case of Convertible Securities, the amount paid or payable to acquire the Convertible Security, if any, plus the exercise price for the underlying Common Stock).

“Ex-Date” means (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the VWAP was obtained without the right to receive such issuance or distribution, and (ii) when used with respect to any subdivision, split, combination or reclassification of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision, split, combination or reclassification becomes effective.

“Five-Day VWAP” means the VWAP for the immediately preceding five consecutive Trading Days.

“Fundamental Transaction” means, at any time while this Warrant is outstanding,

(a)
a merger, consolidation or other similar transaction or series of transactions to which the Company is a party and pursuant to which (i) the Company is not the surviving Person in such transaction or (ii) if the Company is the surviving Person, the holders of shares of Common Stock immediately prior to such transaction (including for this purpose any shares issuable upon exercise of this Warrant) represent less than 50% of the shares of Common Stock outstanding immediately following such transaction (including for this purpose the shares of Common Stock issuable upon exercise of this Warrant) and

(b)	any sale of all or substantially all of the Company’s assets in one transaction or a series of related transactions.

“Governmental Authority” means any federal, state or local governmental authority or agency or any instrumentality thereof.

“Open of Business” means 9:00 a.m. local New York City time.

“Person” shall be construed broadly and shall include an individual, a trust, a corporation, a partnership, an association, a joint venture, a limited liability company, a joint stock company, an unincorporated organization and a Government Authority.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: OTCBB, OTCQX, OTCQB, OTC Pink, The NYSE Amex, The NASDAQ Capital Market, The NASDAQ Global Market, The NASDAQ Global Select Market, or the New York Stock Exchange).

“VWAP” means, for any date, the price determined by the first of the following clauses that applies:

(a)
if the Common Stock is listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is listed or quoted for trading as reported by Bloomberg, L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time));

(b)
if the Common Stock is not quoted for trading on the OTCBB, OTCQX, or OTCQB, and if prices for the Common Stock are reported in the OTC Pink, the most recent bid price per share of the Common Stock so reported; or

(c)
in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holder and reasonably acceptable to the Company, the fees and expenses of which shall be paid by the Company.

ANNEX I

NOTICE OF EXERCISE

TO: Applied Minerals, Inc.

(1)           The undersigned hereby elects to purchase _________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2)           Payment shall be in lawful money of the United States.

(3)           Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following Depository Trust Company Deposit Withdrawal Agent Commission Account Number or by physical delivery of a certificate to:

687333.0003 EAST 102009183 v9
17

ANNEX II

ASSIGNMENT & ASSUMPTION FORM
(To assign the foregoing warrant, execute
this form and supply the required information.
Do not use this form to exercise the warrant.)

Dated: [●]

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to _______________________________(the “Assignee”).  The Assignee, by executing this Assignment and Assumption, hereby agrees to comply with all of the provisions of the Warrant, with the same force and effect as if the Assignee were originally the Holder thereunder..

[HOLDER]	whose address is:

By: ___________________________________
Name:
Title:

[ASSIGNEE]	whose address is:

By: ___________________________________
Name:
Title:

18

You should rely only on the information contained in this prospectus.  We have not authorized any dealer, broker, salesperson or any other person to provide you with information or to make any representations different from those contained in this prospectus or incorporated herein by reference.  The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the shares. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

Applied Minerals, Inc.

________________

PROSPECTUS
________________

This prospectus relates to the offer and sale, from time to time, by selling stockholders of up to 10,000,000 already outstanding shares (“Outstanding Shares”) of our common stock, $0.001 par value (“Common Stock”). It also relates to the offer by the selling stockholders, and to the extent the Warrants are not exercised by the selling stockholders, the sale by the selling stockholders, from time to time of up to 5,000,000 warrants (“Warrants”), each of which gives the holder the right to purchase one share of Common Stock at $2.00 per share. It also relates to the sale of up to 5,000,000 shares of our common stock issuable upon exercise of the outstanding Warrants (“Warrant Shares”), either by the selling stockholder to the extent that the selling stockholders exercise the Warrants or by us, to the extent the Warrants are not exercised by the selling stockholders before sale under this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                 Other Expenses of Issuance and Distribution.

The following table sets forth estimated expenses expected to be incurred in connection with the sale and distribution of the securities being registered. All such expenses will be paid by us. The amounts listed below are estimates subject to future contingencies, except for SEC fees.

Securities and Exchange Commission Registration Fee		$2,762
Legal Fees and Expenses		$2,500
Accounting Fees and Expenses		$1,500
FINRA Filing Fee……………………………………………………………...	$

TOTAL		$6,762

Item 15.                 Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.

Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
Our Bylaws provide that we shall indemnify our directors and officers to the fullest extent permitted by the laws of the State of Delaware or any other applicable law. As permitted by our Bylaws, we have additionally entered into indemnification agreements with each of our non-employee directors that provide for indemnification and expense advancement to the fullest extent permitted by the laws of the State of Delaware.

Our Bylaws provide that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. We have obtained directors and officers’ liability insurance to cover liabilities our directors and officers may incur in connection with their services to the Registrant.

Our Certificate of Incorporation, as amended, provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent under applicable law.

Item 16.                 Exhibits.

The following exhibits are filed with this Registration statement.

Exhibit No.	Description of Exhibits	Incorporated by Reference in Document	Exhibit No. (or Item) in Incorporated Document
3.1	Certificate of Incorporation, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	99.1
3.2	Bylaws, effective as of November 2, 2009	Form 8-K filed on October 30, 2009	3.2

4.1	Form of Warrant issued on December 22, 2011	*	99.1, 99.2
5.1	Opinion of William Gleeson Relating to the Securities	*
10.1	Compensation arrangements of directors	Form 8-K filed on January 17, 2008	Item 5.02 (ii) and (iii)
10.2	Amendment to compensation arrangements of directors	Form 8-K filed on October 2, 2008	Item 8.01
10.3	Compensation arrangements of director Taft	Form 8-K filed on October 2, 2008	Item 5.02
10.4	Agreement with Material Advisors LLC dated January __, 2012	*
10.5	Stock purchase agreement dated December 22, 2011	*	10.13
21	List of Subsidiaries		21
23.1	Consent of William Gleeson	*
23.2	Consent of PMB Helin Donovan, LLP	*	23.2
24.1	Power of Attorney (included in the signature page)

*  filed herewith

Item 17.                 Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such.

II-

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 19th day of January 2012.

Dated: January 19, 2012	APPLIED MINERALS, INC.
	By:	/s/ Andre Zeitoun
Andre Zeitoun
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Andre Zeitoun and Christopher T. Carney, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments and supplements (including post-effective amendments) to this Registration Statement on Form S-3, and any related Rule 462(b) registration statement or amendment thereto, to be filed by Applied Minerals, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on January 19, 2012:

Signature	Title

/s/ Andre Zeitoun	President, Chief Executive Officer and Director (principal executive officer)
Andre Zeitoun

/s/ Christopher Carney	Chief Financial Officer (principal financial and accounting officer)
Christopher Carney
/s/ John Levy	Chairman of the Board and Director
John Levy

/s/ David Taft	Director
David Taft

/s/ Evan Stone	Director
Evan Stone